UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 9, 2023

NeuroOne Medical Technologies Corporation

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40439	27-0863354
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7599 Anagram Drive

Eden Prairie, Minnesota 55344

(Address of principal executive offices, including Zip Code)

Registrant’s Telephone Number, Including Area Code: 952-426-1383

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	NMTC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 14, 2023, NeuroOne Medical Technologies Corporation, a Delaware corporation (the “Company”) announced that Christopher R. Volker, age 52, has been appointed as the Chief Operating Officer of the Company, effective on November 10, 2023.

Prior to joining the Company, Mr. Volker served as Head of Commercial Integration for Abbott Laboratories which acquired Cardiovascular Systems, Inc. in April 2023. From May 2017 until August 2023, Mr. Volker held the role of Vice President and General Manager, International for Cardiovascular Systems, Inc. and was responsible for all of the company’s international business, including sales, marketing, training and education, and program management.  From August 2014 until May 2017, Mr. Volker served as Vice President of Corporate Development and Health Economics & Reimbursement at Cardiovascular Systems, Inc. In such capacity, he led cross-functional teams in developing corporate strategic plans, negotiations with distribution partners, and developed and implemented reimbursement strategies for new technology. Mr. Volker received a Bachelor of Arts in Economics and Management from St. John’s University and a Master of Business Administration in Finance from The Wharton School at the University of Pennsylvania.

On November 10, 2023, the Company and Mr. Volker entered into a written agreement concerning Mr. Volker’s employment with the Company (the “Volker Offer Letter”). The Volker Offer Letter entitles Mr. Volker to an annual base salary of $288,000. Mr. Volker is also eligible for an annual performance bonus targeted at 40% of his base salary. Pursuant to the terms of the Volker Offer Letter, Mr. Volker was granted, effective as of his first day of employment with the Company and subject to approval of the Company’s board of directors (the “Grant Date”), an “incentive stock option” award to purchase 324,560 shares of the Company’s common stock (“Stock Option Award”) pursuant to the terms of the Company’s form of Stock Option Grant Notice and form award agreement under the NeuroOne Medical Technologies Corporation 2021 Inducement Plan (the “Inducement Plan”). The Stock Option Award vests as to 25% of the shares underlying the Stock Option Award on the first anniversary of the Grant Date and, the remaining shares subject to the Stock Option Award, shall vest and become exercisable in equal monthly installments on the last day of each full month over the thirty-six (36) months following the first anniversary of the Grant Date. If Mr. Volker is employed by the Company, and the Company consummates a Change in Control (as defined in the Inducement Plan), all of the shares subject to the Stock Option Award shall fully vest immediately prior to the effectiveness of such Change in Control, subject to Mr. Volker’s continued employment with the Company as of each such date and as further provided in the terms and conditions of the Volker Offer Letter, the Stock Option Award and the Inducement Plan.

If within the twelve (12) months following or the three (3) months prior to the effective date of a Change in Control: (i) Mr. Volker effects a Termination for Good Reason (as defined in the Volker Offer Letter); or (ii) the Company terminates his employment with the Company other than a Termination for Cause (as defined in the Volker Offer Letter), and subject to Mr. Volker’s delivery of a Release (as defined in the Volker Offer Letter) to the Company, the Company shall pay to Mr. Volker, in a lump sum in cash within thirty (30) days after the effective date of his termination of employment with the Company, the amount equal to 50% of Mr. Volker’s annual base salary as is then in effect as of the effective date of his termination of employment with the Company, subject to the terms and conditions as set forth in the Volker Offer Letter.

During Mr. Volker’s employment with the Company, he will also be allowed to participate in the benefit programs and arrangements made available to other employees, including paid vacation and sick leave, contributory and non-contributory welfare and benefit plans, disability plans, and medical, death benefit and life insurance plans.

In connection with Mr. Volker’s employment with the Company, the Company and Mr. Volker will enter into its standard form of indemnification agreement for directors and officers, a copy of which was previously filed as Exhibit E to Appendix B to Schedule 14C filed on April 20, 2017, and which is incorporated herein by reference. Pursuant to the terms of the indemnification agreement, the Company may be required, among other things, to indemnify Mr. Volker for some expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by Mr. Volker in any action or proceeding arising out of Mr. Volker’s service to the Board.

In addition, the Company and Mr. Volker entered into an Employee Proprietary Information and Invention Assignment Agreement that applies during the term of Mr. Volker’s employment and thereafter.

The foregoing description of the Volker Offer Letter is qualified in its entirety by reference to the complete text of the Volker Offer Letter, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K, and the form of Stock Option Grant Notice, Option Agreement and Notice of Exercise under the Inducement Plan, which was previously filed as Exhibit 10.2 to the Current Report on Form 8-K filed on October 4, 2021, both of which are incorporated herein by reference.

No family relationship exists between Mr. Volker and any of the Company’s directors or executive officers. There are no arrangements or understandings between Mr. Volker and any other person pursuant to which Mr. Volker was selected as an officer of the Company, nor are there any transactions to which the Company is or was a participant and in which Mr. Volker had or will have a direct or indirect material interest subject to disclosure under Item 404(a) of Regulation S-K.

Item 7.01 Regulation FD Disclosure.

On November 14, 2023, the Company issued a press release announcing the appointment of Mr. Volker as Chief Operating Officer of the Company. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated into this Item 7.01 by reference.

The information in Item 7.01 of this Current Report on Form 8-K and Exhibit 99.1 attached hereto is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 8.01 Other Events.

On November 9, 2023, the Company's board of directors adopted the First Amendment (the “First Amendment”) to the Company’s Inducement Plan, increasing the aggregate number of shares of common stock that may be issued pursuant to equity incentive awards under the Inducement Plan by 420,350 shares for a total of 570,350 shares of common stock that may be issued pursuant to equity incentive awards under the Inducement Plan. The Company believes that the increase in the shares reserved under the Inducement Plan is necessary to allow it to attract qualified employees.

The foregoing description of the terms of the First Amendment is qualified in its entirety by reference to the actual terms of the First Amendment, which is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description
10.1	Employment Offer Letter, dated as of November 10, 2023, by and between Christopher Volker and the Company
10.2	First Amendment to 2021 Inducement Plan
99.1	Press Release, dated November 14, 2023

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEUROONE MEDICAL TECHNOLOGIES CORPORATION
Dated: November 14, 2023
	By:	/s/ David Rosa
David Rosa
Chief Executive Officer

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